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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) OR (g) of the
Securities Exchange Act of 1934
NxStage Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3454702

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.     ☑

Securities Act registration statement file number to which this form relates:	333-126711
(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value per share
(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered.
Item 2: Exhibits.
SIGNATURE

information required in registration statement
Item 1: Description of Registrant’s Securities to be Registered.
The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.001 par value per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (File No. 333-126711) is incorporated herein by reference.
Item 2: Exhibits.
The following exhibits are filed herewith (or incorporated by reference as indicated below):
1.	Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1

2.	Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1.

3.	Form of Certificate of Amendment of Certificate of Incorporation of the Registrant to be effective immediately prior to effectiveness of this Registration Statement, incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1.

4.	Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon closing of the offering, incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1.

5.	Form of Amended and Restated Bylaws of the Registrant to be effective upon closing of the offering, incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NxStage Medical, Inc.
	By:	/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
President and Chief Executive Officer
Dated: October 7, 2005